Exhibit 99.1

Singular Genomics Systems, Inc. Announces Second Quarter Financial Results and Operations Update

La Jolla, CA, August 3, 2021 – Singular Genomics Systems, Inc., a company focused on delivering genomic technologies for the advancement of science and medicine, today reported its second quarter 2021 financial results and highlighted recent operating and corporate achievements. Investors and the general public are invited to view the company’s quarterly report, filed today on Form 10-Q with the Securities and Exchange Commission (www.sec.gov).

“We are on track to take orders for the G4 integrated sequencing solution by year end and to ship commercial systems by mid-year 2022.” said Chairman and CEO Drew Spaventa. “In preparation for that launch, we are optimizing the system performance, setting up manufacturing operations, building out the commercial team and forming partnerships to validate and implement our breakthrough integrated sequencing platform. The team has executed well across financial, infrastructure, development and other key timelines.”

Recent Operating and Corporate Highlights

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Initial public offering – Closed an upsized offering of common stock, including the underwriters’ over-allotment, resulting in gross proceeds, before fees, of approximately $258.1 million and a cash, cash equivalents and short-term investments balance of $371.7 million at June 30, 2021.

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Beta sites - Initiated and completed key beta system placements and validation activities at a genomics research organization and a clinical stage biopharma company, providing the first external performance metrics validation of the G4 Integrated Solution.

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Early access program – Initiated an early access program including initial partner/site identification and contracts. Partnering will extend through commercial launch and is expected to allow key partners and market influencers to gain access, while providing valuable feedback prior to full commercial launch.

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Commercial team build out – Hired Scott Thomas (former VP of Global Commercial Strategy at Illumina) as SVP of Sales and Marketing. Thomas joins genomics industry veteran David Daly (former CEO at Thrive Earlier Detection and former CCO at Foundation Medicine) in building a world-class commercial team designed to deliver an elite standard of customer service, support and partnering.

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Facilities/Manufacturing – Executed a lease agreement and commenced buildout of a dedicated manufacturing facility to support the launch and anticipated demand for both the G4 and PX Integrated Solutions.

Financial Results/Highlights:

Select summary financial results are provided below. For detailed results of the second quarter and first half of 2021, please refer to the company’s results filed with the Securities and Exchange Commission or via the investor section of the company’s website (www.singulargenomics.com).

•	Operating expenses for the second quarter of 2021 totaled $13.9 million, compared to $6.8 million for the second quarter of 2020.

•	Operating expenses for the second quarter of 2021 included non-cash stock-based compensation of $2.3 million.

•	Net loss for the second quarter of 2021 was $37.5 million, compared to $6.8 million for the second quarter of 2020.

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Other income (expense) for the second quarter of 2021 included $23.8 million non-cash, non-recurring expense associated with the change in fair value of convertible promissory notes that converted into common stock at the IPO.

•	Cash, cash equivalents and short-term investments, excluding restricted cash, at June 30, 2021 totaled $371.7 million, compared to $26.9 million at December 31, 2020.

Selected Financial Information

($-amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2021	2020
Selected Statement of Operations Items:
Total operating expenses*	13,883	6,768

Loss from operations	(13,883)	(6,768)
Net loss**	$(37,479)	(6,847)

Basic and diluted net loss per share	$(1.18)	(0.65)

Weighted-average shares used to compute basic and diluted net loss per share	31,628,921	10,572,148

	June 30,	December 31,
	2021	2020
Selected Balance Sheet Items:
Cash, cash equivalents, and short-term investments	$371,668	$26,919
Total assets	$383,980	$30,502
Accounts payable and accrued expenses	$4,507	$2,019
Total stockholders’ equity (deficit)	$366,578	$(51,555)

*	Operating expenses for the second quarter of 2021 included non-cash stock-based compensation of $2.3 million.
**

Other income (expense) for the second quarter of 2021 included $23.8 million non-cash, non-recurring expense associated with the change in fair value of convertible promissory notes that converted into common stock at the time of the IPO.

About Singular Genomics Systems, Inc.

Singular Genomics is a life science technology company that is leveraging novel, next generation sequencing (NGS) and multiomics technologies to build products that empower researchers and clinicians. Our mission is to accelerate genomics for the advancement of science and medicine. Our Singular Sequencing Engine is the foundational platform technology that forms the basis of our products in development as well as our core product tenets: accuracy, speed, flexibility and scale. We are currently developing two integrated solutions that are purpose built to target applications in which these core product tenets matter most. Our first integrated solution, the G4 Integrated Solution, is targeted at the NGS market. Our second integrated solution in development, the PX Integrated Solution, combines single cell analysis, spatial analysis, genomics and proteomics in one integrated instrument to offer a versatile multiomics solution. The G4 and PX Integrated Solutions are both comprised of an instrument and an associated menu of consumable kits.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements include, but are not limited to, statements regarding: (i) our ability to successfully complete the development of our G4 and PX Integrated Solutions; (ii) our ability to meet our commercial launch and product delivery timelines and objectives; and (iii) our ability to achieve customer and scientific acceptance for our G4 and PX Integrated Solutions. Any such forward-looking statements are based on our management’s current expectations and are subject to a number of risks and uncertainties that could cause our actual future results to differ materially from our management’s current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) we have incurred significant losses since inception, we expect to incur significant losses in the future and we may not be able to generate sufficient revenue to achieve and maintain profitability; (ii) we have no history commercializing our products or technology; (iii) the life sciences technology market is highly competitive, and if we fail to compete effectively, our business and operating results will suffer; (iv) if we are sued for infringing, misappropriating or otherwise violating intellectual property rights of third parties, this litigation could be costly and time consuming and could prevent or delay us from developing or commercializing our product candidates; (v) if our products fail to achieve early customer and scientific acceptance, we may not be able to achieve broader market acceptance for our products, and our revenues and prospects may be harmed; and (vi) the COVID-19 pandemic and efforts to reduce its spread have adversely impacted, and are expected to continue to materially and adversely impact, our business and operations. These and other risk factors that may affect our future results of operations are identified and described in more detail in our filings with the SEC, including our Quarterly Report on Form 10-Q for period ended June 30, 2021, filed with the SEC on August 3, 2021. Accordingly, you should not rely upon forward-looking statements as predictions of future events or our future performance. Except as required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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Investor Contact

Matt Clawson

949-370-8500

ir@singulargenomics.com

Media Contact

Dan Budwick, 1AB

973-271-6085

dan@1abmedia.com